FIRST AMENDMENT TO THE
NOVATED DISTRIBUTION AGREEMENT

This first amendment (this “Amendment”) to the Distribution Agreement (the “Agreement”) dated as of September 30, 2021, is entered into by Professionally Managed Portfolios (the “Fund Company”), Boston Common Asset Management, LLC (the “Advisor”) and Quasar Distributors, LLC (“Distributor”) (together with the Fund Company and the Advisor, the “Parties”) and dated as of the last date on the signature block.

WHEREAS, the Parties desire to amend Exhibit A of the Existing Agreement.

WHEREAS, Section 11(b) of the Existing Agreement allows for its amendment by a written instrument executed by the Parties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.Exhibit A to the Existing Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

PROFESSIONALLY MANAGED PORTFOLIOS    QUASAR DISTRIBUTORS, LLC

By:                              By: ________________________________
                                Teresa Cowan, President
Printed Name:

Title:

Date:    _________________, 2022            Date:    _________________, 2022

BOSTON COMMON ASSET MANAGEMENT, LLC

By:

Printed Name:

Title:

Date:    _________________, 2022

            Amended Exhibit A to the Distribution Agreement

Fund Names

Separate Series of Professionally Managed Portfolios

Name of Series
Boston Common ESG Impact International Fund
Boston Common ESG Impact U.S. Equity Fund
Boston Common ESG Impact Emerging Markets Fund
Boston Common ESG Impact U.S. Value Fund
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